UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SANARA MEDTECH INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On May 14, 2024, Sanara MedTech Inc. (the “Company”) held a conference call and live audio webcast with a slide presentation to provide shareholders with corporate updates and to discuss the Company’s financial results for the quarter ended March 31, 2024 (the “Earnings Call”). Excerpts from the transcript of the Earnings Call containing information relating to the Company’s 2024 Annual Meeting of Shareholders (the “Annual Meeting”) can be found below:

Ron Nixon – Sanara MedTech Inc. – Chairman and CEO

“Thank you, Callon, and good morning, everyone. As we mentioned in our press release yesterday, our former CEO, Zach Fleming, resigned on Friday. We are in the process of finalizing a separation agreement with Zach, and I have been appointed CEO by the Company’s board of directors. As a result of Zach’s departure, the Company will no longer be presenting the proposal for the election of a ninth director on our board of directors at the annual meeting of shareholders in June. As many of you know, I have been intimately involved with the leadership team in developing and executing Sanara’s strategic vision since the inception of Sanara MedTech, and I am looking forward to working with Sanara’s leadership team now on a daily basis to continue that execution.”

Additional Information and Where to Find It

The Company filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A on April 15, 2024, containing a form of proxy card, with respect to the Company’s solicitation of proxies for the Annual Meeting. Copies of the proxy statement, the Company’s official notice of the Annual Meeting and the Company’s 2023 Annual Report, the documents incorporated by reference and all other proxy materials are available at http://onlineproxyvote.com/SMTI/2024. This communication is not a substitute for any proxy statement or other document that the Company may file with the SEC in connection with any solicitation by the Company.

INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY THE COMPANY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION.

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements and other information regarding registrants that are filed electronically with the SEC. These documents are also available, free of charge, through the Investor Relations section of the Company’s website, which is located at www.sanaramedtech.com.

Participants in the Solicitation

This communication is neither a solicitation of a proxy or consent nor a substitute for any proxy statement or other filings that may be made with the SEC. Nonetheless, the Company, its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies with respect to a solicitation by the Company in connection with the Annual Meeting. Information about the Company’s executive officers and directors is available in the Company’s definitive proxy statement on Schedule 14A for the Annual Meeting, which was filed with the SEC on April 15, 2024. The definitive proxy statement is available free of charge at the SEC’s website at www.sec.gov.